Exhibit 7.2

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

December 21, 2009

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Centracan Incorporated
Commission File Number: 000-52910

We have read Item 4.02 of Form 8-K of Centracan Incorporated dated December 8, 2009 and agree with the statements concerning our firm contained therein.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS. NV 89107 (888) 727-8251 FAX: (888) 782-2351